UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2004

THE STANLEY WORKS

(Exact Name of Registrant as Specified in Charter)

Connecticut	1-5244	06-0548860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (860) 225-5111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On April 9, 2004, The Stanley Works announced the completion of its acquisition of Frisco Bay Industries Ltd. pursuant to the compulsory acquisition provisions of applicable Canadian law.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release of The Stanley Works, issued on April 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STANLEY WORKS

	By:		/s/ BRUCE H. BEATT
		Name:	Bruce H. Beatt
		Title:	Vice President, General Counsel and Secretary

Date: April 9, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of The Stanley Works, issued on April 9, 2004.